As filed with the Securities and Exchange Commission on August 9, 2007.
File No. 333-141700

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	20-0422823
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
6 Cedar Brook Road, Cranbury, NJ 08512
(Address of Principal Executive Office)( Zip Code)

AMICUS THERAPEUTICS, INC.
2002 EQUITY INCENTIVE PLAN
2007 EQUITY INCENTIVE PLAN
2007 DIRECTOR OPTION PLAN
2007 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Douglas A. Branch
Vice President, General Counsel and Secretary
Amicus Therapeutics, Inc.
6 Cedar Brook Road
Cranbury, NJ 08512
(Name and address of Agent for Service)

(609) 662-2000
(Telephone Number for agent for service)

Copy to:
Julio E. Vega, Esq.
Meerie M. Joung, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
Telephone: (617) 951-8000
Facsimile: (617) 951-8736
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount Of
Title Of	To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered (1)	Per Share	Offering Price	Fee (4)
2002 Equity Incentive Plan
Common Stock (par value $0.01 per share)	2,501,307	$7.69 (2)	$19,235,051(2)	$590.52
2007 Equity Incentive Plan
Common Stock (par value $0.01 per share)	966,667	$10.93(3)	$10,565,670(3)	$324.37
2007 Director Option Plan
Common Stock (par value $0.01 per share)	200,000	$10.93(3)	$2,186,000(3)	$67.11
2007 Employee Stock Purchase Plan
Common Stock (par value $0.01 per share)	200,000	$10.93(3)	$2,186,000(3)	$67.11
TOTAL:	3,867,974		$34,172,721	$1,049.10

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)	Pursuant to Rule 457(h), the aggregate offering price and fee have been computed upon the basis of the price at which the options granted under the 2002 Equity Incentive Plan, as amended, may be exercised. The offering price per share set forth for such shares is the weighted average exercise price at which the outstanding options to purchase 2,501,307 shares are exercisable.

(3)	The estimate price of $10.93 per share, which is the average of the high and low proposed initial offering price of the common stock as reported on the NASDAQ Global Market on August 6, 2007, is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) and (h), and has been used only for those shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information *
Item 2. Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Introductory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents filed by Amicus Therapeutics, Inc. (“Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:
(a)	The Registrant’s prospectus filed with the Commission on May 31, 2007 pursuant to Rule 424(b)(4) under the Securities Act;

(b)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration statement referred to in (a) above; and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (file No. 001-33497) filed with the Commission on May 23, 2007, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
          Not applicable.
Item 5. Interests of Named Experts and Counsel
          None.
Item 6. Indemnification of Directors and Officers
          Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

          Article Seventh of the Registrant’s Restated Certificate of Incorporation (the “Certificate”), and Article VII of the Registrant’s Amended and Restated By-Laws (the “By-Laws”), provide that the Registrant will indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is discretionary under such law. The indemnification provisions in the Certificate of Incorporation and By-Laws may be sufficiently broad to permit indemnification of said directors and officers for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant intends to maintain director and officer liability insurance, if available on reasonable terms, to insure said directors and officers against the costs of defense, settlement, or judgment under certain circumstances.
Item 7. Exemption from Registration Claimed
          Not applicable.
Item 8. Exhibits
          The following exhibits are filed as part of this registration statement:

Exhibit
Number	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant

4.2	Amended and Restated By-laws of the Registrant

4.3	Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700))

4.4	Third Amended and Restated Investor Rights Agreement, dated as of September 13, 2006, as amended (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700))

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

10.1	2002 Equity Incentive Plan, with amendments, and forms of option agreements (incorporated by reference from Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

10.2	2007 Equity Incentive Plan and forms of option agreements (incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

10.3	2007 Director Option Plan and form of option agreement (incorporated by reference from Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

10.4	2007 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page hereto)

Item 9. Undertakings
1. Item 512(a) of Regulation S-K:
The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2. Item 512(b) of Regulation S-K.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Item 512(h) of Regulation S-K.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Cranbury, state of New Jersey, on the 9th day of August, 2007.

AMICUS THERAPEUTICS, INC.
By:	/s/ John F. Crowley
	Name:	John F. Crowley
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of the Company, hereby severally constitute and appoint John Crowley, James E. Dentzer, Matthew R. Patterson and Douglas A. Branch, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 1st day of August, 2007.

Signature	Title

/s/ John F. Crowley	President and Chief Executive Officer;
John F. Crowley	Director (Principal Executive Officer)

/s/ James E. Dentzer	Chief Financial Officer and Treasurer
James E. Dentzer	(Principal Accounting and Financial Officer)

/s/ Donald J. Hayden Donald J. Hayden	Director

/s/ Alexander E. Barkas, Ph.D. Alexander E. Barkas, Ph.D.	Director

/s/ Stephen Bloch, M.D. Stephen Bloch, M.D.	Director

Signature	Title

/s/ P. Sherrill Neff P. Sherrill Neff	Director

/s/ Michael G. Raab Michael G. Raab	Director

/s/ Glenn P. Sblendorio Glenn P. Sblendorio	Director

/s/ James N. Topper, M.D., Ph.D. James N. Topper, M.D., Ph.D.	Director

/s/ Gregory M. Weinhoff, M.D. Gregory M. Weinhoff, M.D.	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant

4.2	Amended and Restated By-laws of the Registrant

4.3	Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

4.4	Third Amended and Restated Investor Rights Agreement, dated as of September 13, 2006, as amended (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

10.1	2002 Equity Incentive Plan, with amendments, and forms of option agreements (incorporated by reference from Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

10.2	2007 Equity Incentive Plan and forms of option agreements (incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

10.3	2007 Director Option Plan and form of option agreement (incorporated by reference from Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

10.4	2007 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-141700)).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24	Power of Attorney (included in signature page hereto).